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Exhibit 10.20

IHS GROUP

Executive

Relocation Policy

2004

IHS GROUP EXECUTIVE RELOCATION POLICY

Policy

        It is the policy of IHS Group and its participating companies (hereinafter referred to as Company) to relocate employees and their families as expeditiously as possible and with the least amount of inconvenience to the relocating family. All relocations are to be approved in advance by an ExCom member. All relocation expenses are to be charged to the department that the employee will be employed in. Any questions should be directed to the Relocation Department, IHS Denver.

Provisions

I.     Eligibility

        This policy applies to grade levels S-13 and above.

  All employees permanently (more than twelve months) relocated at the convenience of the Company are eligible for benefits under this policy. Contingent eligibility requirements include the following:

  •
  The move should be completed within six months after transfer; no longer than twelve months.

  •
  Eligibility ceases immediately if the employee is terminated for any reason. In addition, employees who voluntarily terminate their employment or who are discharged for cause within twelve months after the date of the relocation will be required to repay, on a pro-rata basis, all relocation expenses paid on their behalf by the Company. A Relocation Reimbursement Agreement Form must be signed by the employee and returned to the Relocation Administrator at the IHS Denver office prior to commencement of the relocation process.

  •
  The new place of work must be at least 50 miles further from the former residence than was the former place of employment.

  •
  The employee must be the owner, one of the owners, or a bona fide head of household in the property owned by a close relative, which was the place of residence immediately prior to transfer. "Home" is defined, for the purpose of this policy, as completed real estate used as a year-round one or two family primary residence. This includes condominiums and townhouses, and excludes summer or second homes or excess land or acreage adjacent to the primary home.

II.    Standard Expense Reimbursement

A.
Employees are given a miscellaneous moving allowance equal to two weeks base salary at the rate in effect at the new location, or $3,000 (whichever is lower), to be used for any miscellaneous relocation expenses not specifically mentioned in this policy. The miscellaneous moving allowance will be paid only one time in any twelve-month period regardless of the number of moves.

  It is a good idea to keep all receipts during your move, especially the ones that are not reimbursed by IHS, to help reduce the tax impact of the miscellaneous moving allowance. You may use these receipts to credit against the miscellaneous moving allowance when you fill out your 3903 at tax time.

B.
Lease Breaking

1.
Company may cover cost and penalties to terminate a rental lease if approved by an Ex Com member.

2.
Company limits lease breaking costs to a maximum amount equal to two months' rent if approved by an Ex Com member.

C.
Selection of a New Home/Househunting Pre-Move Visits

1.
Employee and spouse/partner may be reimbursed for one trip up to one week's duration, to the new work location for the purpose of selecting a home.

2.
Reimbursable home finding expenditures will also include expenses incurred for lodging, meals and rental car for one week's duration. Receipts are required and should be attached to a company expense report.

D.
Movement of Household Goods (Primary Domicile Only)

1.
The Company will engage the services of a moving company to facilitate the transportation of all reasonable household effects. Arrangements for the special handling and movement of unusual items such as trailers, boats, livestock, hot tubs/spas, building materials, firewood, hobby items, etc., are not covered. Any exception requires an Ex Com members approval.

2.
Payment by the Company will be made only for the initial move from the employee's old primary residence to the new primary residence. The employee must pay for any additional pick-ups other than the primary residence and any additional deliveries at the new location.

3.
The following additional services are included:

a.
Insurance at full replacement value at time of estimate. NOTE: any items of high value, such as antiques, should be brought to the attention of the Relocation Department and the moving company involved.

b.
Packing and Loading

c.
Transporting and Unloading

d.
Partial Unpacking

e.
Debris pick-up

f.
Normal appliance services

g.
Necessary storage of household effects for up to 30 days. The moving company will arrange storage. You will need to make payment to the moving company if your storage exceeds thirty days. The company will pay to deliver your goods out of storage to your permanent residence one time. If you request the moving company to deliver your household goods to a "self-storage" type unit, the Company will not pay to move your goods out of this type of storage.

h.
Permanent storage may be available when the move is international as long as the employee remains on the international assignment for the specified time agreed to before the move.

4.
The company will not pay for:

a.
Housecleaning

b.
Snow removal

c.
Labor to take down draperies, curtains, shades, blinds

d.
Cost of extra pick up or delivery at second location

e.
Piano or organ tuning, clock servicing, electronic equipment tuning

f.
Dismantling of swing sets, bookshelves, outdoor recreational equipment

g.
Above ground pools

    h.
    Furnishings of secondary homes

  5.
  The Company will select the mover.

  6.
  Items that cannot be moved by the moving company:

  a.
  Bank bills, Deeds, Valuable papers, Coins, Notes, Currency, Drafts

  b.
  Watches, Jewelry

  c.
  Liquor

  d.
  Furs

  e.
  Firearms

  f.
  Open paint cans, Aerosol cans, Propane

  g.
  Precious metals

  h.
  Live ammunition

  i.
  Coin, Stamp collections

  j.
  Flammable materials

  7.
  Transporting Pets

  a.
  Costs for the transportation of up to two pets, each no larger than a dog, to the new location will be reimbursed up to $150 per animal only if it is impossible for you to transport such pets along with the family during your final move trip. Reimbursement will be made only upon the presentation of a detailed original receipt attached to a company expense report form. The company will accept no liability for shipping pets.

E.
Transportation of Employee and Family

1.
Unless the distance is unreasonable, or where other factors do not make it practical, the employee is expected to drive his or her personal vehicle. Mileage will be paid at the prevailing Company rate, plus tolls and parking. Shipment of a second automobile is authorized when the distance exceeds 400 miles. Any requests other than the above must have the written approval from an Ex Com member.

2.
If airline transportation is involved, the Company will reserve the lowest rate available through the company travel department.

3.
A midsize automobile rental may be included for a maximum of two weeks or until your personal vehicle has arrived. This does not apply to a second personal vehicle. The company travel department will assist you with car rental reservations.

4.
Meal and lodging expenses are covered and are based on reasonable expenses incurred while moving to a new location. Receipts are required.

5.
Employees who are required to move to the new location before the new residence is available for possession, or arrive before their household effects, will be reimbursed for temporary residence for up to 30 days unless permanent housing is available sooner. This expense covers lodging only; it does not include food, meals and other expenses incurred while in temporary lodging. The relocation department will arrange all temporary housing.

6.
Household good moves are awarded to carriers who provide professional service to our employees at all times. Every employee is asked to complete a Service Performance Report following the move. The carrier is evaluated on the basis of these performances. The relocation department will provide you with this form. Please return to the relocation department within three weeks of your completed move.

F.
Assistance in the Sale of Primary Domicile/Purchase of New Home

1.
In order to be eligible for this benefit the employee must own a home at the old location. Expenses connected directly with the primary domicile (second homes or resort condominiums not included) shall be eligible for reimbursement within the following guidelines:

a.
Payment of closing costs, including real estate fees, legal fees and miscellaneous fees normally associated with closing costs. Closing costs are actual costs and should not exceed 8.5% of the selling price when selling a home, and 4.5% of the purchase price when purchasing a home. Points reimbursed by the Company on the purchase end shall not exceed (2) points. The loan origination fee and the loan discount points cannot exceed (2) points in total.

b.
Mortgage points, penalty points, loan origination fees (on selling end), taxes and interest associated with closings costs are not paid by the Company.

2.
The payment of closing costs on either the buying or selling end have certain restrictions, making some homes ineligible. Examples of these include:

a.
Excess acreage/Farms

b.
Commercial or Rental Properties

c.
Closing costs are capped on homes valued at $750,000

d.
Properties with structural problems

    Contact the relocation department if you have questions about the eligibility of your home.

III.  Method of Reimbursement

A.
Expenses for Travel, Temporary Living and other Related Expenses

1.
The employee shall submit expenses to the relocation department on a standard company expense report form.

2.
The employee's immediate supervisor must approve the expense report form before sending to the Relocation Department in Denver. This form must also be approved by the department head, the relocation department and the finance department (controller's office) before being forwarded through normal accounting channels.

B.
Tax Information

1.
Many reimbursements or direct bill items paid to you or on your behalf are considered taxable and earned income as required by the Internal Revenue Service (IRS) and are included on your W-2 earnings statement.

2.
To help compensate you for the additional taxes on the taxable items, the Company will gross-up payments for home finding trips, temporary living expenses, miscellaneous moving allowance and real estate closing costs (excluding points and loan origination fees as they are deductible as an itemized deduction).

3.
The gross-up calculation is based on the supplemental withholding rates for federal and state withholding, if applicable, as well as Social Security tax, if not capped and Medicare tax and local taxes, if applicable. Spousal income, investment income or any other outside income is not included in the calculations.

  4.
  You are encouraged to consult your personal tax advisor for information regarding the tax consequences of your relocation benefits.

  5.
  A TBG company must employ the employee at the time the income tax relief is requested.

  6.
  Lump sum payments to employees to assist in relocation are taxable and not eligible for income tax gross-up.

        This policy may be changed at any time at the discretion of senior management.

        Revised, October, 2004

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IHS GROUP Executive Relocation Policy 2004